PRUDENTIAL WORLD FUND, INC.

ARTICLES SUPPLEMENTARY

Prudential World Fund, Inc., a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board”) under Article IV, Section 2 of the charter of the Corporation (the “Charter”), the Board has duly reclassified 500,000,000 authorized but unissued shares of Dryden International Equity Active Extension Fund, $.01 par value per share, of the Corporation as a series designated as “Jennison Global Infrastructure Fund”. Jennison Global Infrastructure Fund shall have four classes of stock, designated as “Class A Common Stock”, “Class B Common Stock”, “Class C Common Stock” and “Class Z Common Stock”, consisting of 125,000,000 shares each.

SECOND:       Prior to the reclassification authorized by these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 1,500,000,000 shares, $.01 par value per share, having an aggregate par value of $15,000,000, classified and designated as follows:

Dryden International Equity Active Extension Fund

Class A Common Stock	125,000,000
Class B Common Stock	125,000,000
Class C Common Stock	125,000,000
Class Z Common Stock	125,000,000

Dryden International Value Fund

Class A Common Stock	125,000,000
Class B Common Stock	125,000,000
Class C Common Stock	125,000,000
Class Z Common Stock	125,000,000

Dryden International Equity Fund

Class A Common Stock	125,000,000
Class B Common Stock	125,000,000
Class C Common Stock	125,000,000
Class Z Common Stock	125,000,000

THIRD:           As reclassified and designated hereby, the total number of shares of all series and classes of stock which the Corporation has authority to issue is 1,500,000,000 shares, $.01 par value per share, having an aggregate par value of $15,000,000, classified and designated as follows:

Jennison Global Infrastructure Fund

Class A Common Stock	125,000,000
Class B Common Stock	125,000,000
Class C Common Stock	125,000,000
Class Z Common Stock	125,000,000

Dryden International Value Fund

Class A Common Stock	125,000,000
Class B Common Stock	125,000,000
Class C Common Stock	125,000,000
Class Z Common Stock	125,000,000

Dryden International Equity Fund

Class A Common Stock	125,000,000
Class B Common Stock	125,000,000
Class C Common Stock	125,000,000
Class Z Common Stock	125,000,000

FOURTH:       (a)         Shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Z Common Stock of Jennison Global Infrastructure Fund shall represent the same interest in the Corporation and have identical voting, dividend, liquidation and other rights, except that (a) expenses related to the distribution of each class of shares shall be borne solely by such class; (b) the bearing of such expenses solely by shares of each class shall be appropriately reflected (in the manner determined by the Board) in the net asset value, dividend, distribution and liquidation rights of the shares of such class; (c) Class A Common Stock shall be subject to a front-end sales load and a Rule 12b-1 distribution fee as determined by the Board from time to time; (d) Class B Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board from time to time; (e) Class C Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board from time to time; and (f) Class Z Common Stock shall not be subject to a front-end sales load, a contingent deferred sales charge or a Rule 12b-1 distribution fee. All shares of each particular class shall represent an equal proportionate interest in that class, and each share of any particular class shall be equal to each other share of that class.

(b)       The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Z Common Stock of Jennison Global Infrastructure Fund are as generally provided in Article IV of the Charter and remain unchanged by these Articles Supplementary.

FIFTH:These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

SIXTH:Each of the undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, Prudential World Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on August 28, 2008.

WITNESS:	PRUDENTIAL WORLD FUND, INC.
/s/ Deborah A. Docs	By: /s/ Judy A. Rice
Deborah A. Docs,	Judy A. Rice,
Secretary	President

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